Exhibit 11

                   INNOVIR LABORATORIES, INC. AND SUBSIDIARIES
                        (A Development Stage Enterprise)
                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                                   Three months ended March 31,
                                                   ----------------------------
                                                        1997            1996
                                                   ------------    ------------
Primary:

Net loss .......................................   ($ 2,497,000)   ($   549,000)
                                                   ============    ============


Per share data:
  Weighted average number of Common
          shares outstanding during the period..     18,042,470       9,500,000
                                                   ============    ============

          Net loss per share ...................   ($      0.14)   ($      0.06)
                                                   ============    ============

Fully diluted:

Net loss .......................................   ($ 2,497,000)   ($   549,000)
                                                   ============    ============
Per share data:
  Weighted average number of Common
          shares outstanding during the period..     18,042,470       9,500,000

Shares issuable upon conversion of convertible
          equity securities ....................      9,120,512       8,666,666

Shares issuable upon exercise of outstanding
          options and warrants .................      3,018,156       2,000,000

Shares assumed to be repurchased under
          the treasury stock method ............     (1,981,097)       (685,714)
                                                   ------------    ------------

Number of common shares used in computing per
          share data ...........................     28,200,041      19,480,952
                                                   ============    ============

                     Net loss per share ........   ($      0.09)   ($      0.03)
                                                   ============    ============